Exhibit 99.1

Boston Capital Tax Credit Fund II Limited Partnership

One Boston Place

Suite 2100

Boston, MA 02108

(617) 624-8900

July 7, 2010

Dear BAC Holder (“BAC Holder”):

In March 2010, a Consent Solicitation Statement and accompanying information regarding the proposed liquidation (the “Liquidation”) of Boston Capital Tax Credit Fund II Limited Partnership (“BCTC II” or the “Partnership”) were sent to you as an outstanding BAC Holder.  On July 1, 2010, the proposed Liquidation was approved by a majority of the BAC Holders.

Effective July 1, 2010, the General Partner executed the Plan of Liquidation attached hereto.  Upon the sale of the final asset, the General Partner will initiate the dissolution; winding up and Liquidation of the Partnership under applicable law, and the termination of the existence of the Partnership.

Thank you for your participation in the Partnership.

Sincerely,

John P. Manning

President, C&M Management, Inc.,

the general partner of BCA Associates Limited Partnership,

the general partner of Boston Capital Associates II Limited Partnership,

the general partner of Boston Capital Tax Credit Fund II Limited Partnership